   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                       DIGITAL SYSTEMS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   WASHINGTON                                      91-1273645
(State or other jurisdiction of incorporation or      (I.R.S. Employer Identification No.)
                  organization)

                            6464 - 185TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-5032
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                       DIGITAL SYSTEMS INTERNATIONAL, INC.
                     1996 STOCK INCENTIVE COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                             WILLIAM BRADFORD WELLER
                     ASSISTANT SECRETARY AND GENERAL COUNSEL
                            6464 - 185TH AVENUE N.E.
                         REDMOND, WASHINGTON 98052-5032
                                 (206) 558-8272
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ----------------------

                                    COPY TO:

                              MICHAEL E. STANSBURY
                                  PERKINS COIE
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
   Title of Securities      Number to Be         Proposed Maximum              Proposed Maximum             Amount of
     to Be Registered       Registered(1)   Offering Price Per Share(2)  Aggregate Offering Price(2)     Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01           1,500,000                  $15.188                      $22,782,000               $6,903.64
par value per share
============================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Stock Incentive Compensation Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.


(2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $15.188 based on the average of the high ($15.375) and low ($15) sales prices for the Common Stock in the over-the-counter market on December 17, 1996 as reported on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Registration Statement on Form S-4, including any amendments thereto, filed on October 25, 1996;

                  (b) The Registrant's Registration Statement on Form S-3, including any amendments thereto, filed on November 12, 1996;

                  (c) The Registrant's Current Report on Form 8-K, filed on October 18, 1996;

                  (d) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as amended;

                  (e) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996; and

                  (f) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on April 27, 1990 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 10 of the Registrant's Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

         Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article 7 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

         Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8. EXHIBITS

    Exhibit
    Number                   Description
    ------                   -----------
      5.1         Opinion of Perkins Coie regarding legality of the Common Stock being registered

      23.1        Consent of KPMG Peat Marwick LLP

      23.2        Consent of KPMG Peat Marwick LLP

      23.3        Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

      24.1        Power of Attorney (see signature page)

      99.1*       Digital Systems International, Inc. 1996 Incentive Stock Compensation Plan

---------------
* Incorporated by reference from exhibits filed in connection with the Registrant's Registration Statement on Form S-4 on October 25, 1996, as amended.

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 23rd day of December, 1996.

                                  DIGITAL SYSTEMS INTERNATIONAL, INC.



                                         /s/ Patrick S. Howard
                                       ----------------------------------------
                                  By:    Patrick S. Howard
                                         Chairman, President and
                                         Chief Executive Officer


                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Patrick S. Howard and John J. Flavio, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of December, 1996.

              SIGNATURE                                        TITLE
              ---------                                        -----
        /s/ Patrick S. Howard                    Chairman, President and Chief Executive Officer (Principal
---------------------------------------          Executive Officer)
          Patrick S. Howard

          /s/ John J. Flavio                     Senior Vice President and Chief Financial Officer (Principal
---------------------------------------          Financial Officer)
            John J. Flavio

       /s/ Richard L. Anderson                   Vice President and Controller (Principal Accounting Officer)
---------------------------------------
         Richard L. Anderson

            /s/ Tom Alberg                       Director
---------------------------------------
              Tom Alberg

          /s/ H. Robert Gill                     Director
---------------------------------------
            H. Robert Gill

         /s/ Harvey N. Gillis                    Director
---------------------------------------
           Harvey N. Gillis

          /s/ David J. Ladd                      Director
---------------------------------------
            David J. Ladd

             SIGNATURE                           TITLE
             ---------                           -----
      /s/ Robert S. Leventhal                   Director
---------------------------------------
        Robert S. Leventhal

         /s/ Cynthia Stroum                     Director
---------------------------------------
           Cynthia Stroum

                                INDEX TO EXHIBITS

      Exhibit                                                                                      Sequentially
      Number                                  Description                                         Numbered Page
      ------                                  -----------                                         -------------
       5.1         Opinion of Perkins Coie regarding legality of the Common Stock being registered

       23.1        Consent of KPMG Peat Marwick LLP

       23.2        Consent of KPMG Peat Marwick LLP

       23.3        Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

       24.1        Power of Attorney (see signature page)

       99.1*       Digital Systems International, Inc. 1996 Stock Incentive Compensation Plan

__________________
* Incorporated by reference from exhibits filed in connection with the Registrant's Registration Statement on Form S-4 on October 25, 1996, as amended.